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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1998 Stock Plan, the 1999 Employee Stock Purchase Plan and the 1999 Director Option Plan, of our report dated August 21, 2000, with respect to the consolidated financial statements of VA Linux Systems, Inc. included in the Annual Report on Form 10-K for the year ended July 28, 2000.


                                          /s/ Arthur Andersen LLP
                                          --------------------------------------
                                          ARTHUR ANDERSEN LLP
                                          San Jose, California
                                          April 16, 2001